Addendum #1 to
MASTER OUTSOURCING CONTRACT
MANUFACTURING AGREEMENT

This Addendum #1 in regards to the *MASTER OUTSOURCING CONTRACT MANUFACTURING AGREEMENT* between ECO-GEN Energy, Inc. (ECO-GEN) and Eco Innovations Group, Inc. (ECOX).

ECOX is not a party to any Agreements, Joint Ventures or Purchase Orders by and between ECO-GEN Energy, Inc and its customers or counterparties to those Agreements. The only Agreement is between ECO-GEN and ECOX as reflected in Purchase Orders. As such ECOX is unable to provide credit to ECO-GEN for the Services requested as they pertain to ECO-GEN and its customers because of a lack of credit history of the Parties.

Therefore, all Services requested by ECO-GEN from ECOX shall be due and payable with the Purchase Order. All payment for Services shall be fully earned by ECOX upon receipt of the purchase order and payment. There are no refunds for any purchase order.

Agreed and Accepted this 26th day of August 2020.

ECO-GEN Energy, Inc.

Paul B. Delanoe, Exec. VP

Eco Innovation Group, Inc.

Julia Otey-Raudes

Julia Otey-Raudes, CEO